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                  [Letterhead of Weil, Gotshal & Manges LLP]
                                 August 19, 1999


AutoNation Receivables Corporation
200 South Andrews Avenue
Ft. Lauderdale, Florida 33301

AutoNation Financial Services Corp.
110 South 6th Street
Ft. Lauderdale, Florida 33301

Ladies and Gentlemen:

                  We have acted as special counsel to AutoNation Receivables Corporation, a Delaware corporation, as Seller (the "Company"), and AutoNation Financial Services Corp., a Delaware corporation, as Servicer ("AutoNation Financial Services"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3 (File No. 333-81615) (as amended to the date hereof) under the Securities Act of 1933, as amended (the "Registration Statement") in connection with the registration of the Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to be issued and sold by the ANRC Auto Owner Trusts (each a "Trust") from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as so defined.

                  As described in the Registration Statement, (i) the Notes of each series will be issued pursuant to a separate Indenture (each an "Indenture") by and between a Trust, as issuer, and a trustee (the "Indenture Trustee"), with a separate Trust to be formed by the Company pursuant to an Owner Trust Agreement (each an "Owner Trust Agreement") by and between the Company, as depositor, and an owner trustee and (ii) the Certificates of each series will be issued pursuant to an Owner Trust Agreement.

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                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Prospectus, (iii) a form of Supplement, (iv) a draft Indenture, (v) a draft Owner Trust Agreement, (vi) forms of the Securities and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and such certificates or comparable documents of public officials, and have made such inquiries of officers and representatives of the Company and AutoNation Financial Services as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that all of the documents which we have reviewed which were in draft form will be executed in substantially the same form as the ones we reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                  Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that the statements contained in the Prospectus and the Supplement under the caption "Material Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

                  The foregoing opinion, to the extent it relates to federal law, is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to an opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

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                  This opinion is being delivered solely to the addressees
hereof and, except for the references to our firm and this opinion in the Prospectus and the Supplement under the caption "Material Federal Income Tax Consequences" and in the Supplement under the caption "Tax Status," may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.

                                           Very truly yours,



                                       /s/ Weil, Gotshal & Manges LLP


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